UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 13, 2007
ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 13, 2007, Zila, Inc. (the “Company”) accepted the resignation of Douglas D. Burkett, Ph.D., from his positions as the Company’s President and Chief Executive Officer and as a member of the Company’s Board. The Company also entered into a Severance Agreement and Release of Claims with Dr. Burkett on June 13, 2007 (the “Severance Agreement”) that governs the terms of his departure and that provides, in exchange for a general release by Dr. Burkett and his resignation from the Company’s Board, for the following:
•	the Company will pay to Dr. Burkett a $90,000 severance payment, payable in installments on regular Company paydays, net of applicable withholding;

•	all vested and unvested options to purchase shares of Company common stock will terminate upon resignation; provided, however, that 200,000 options that vested prior to the resignation and that are exercisable at $0.76 per share will survive resignation and remain exercisable for two years;

•	Dr. Burkett will be permitted to retain 100,000 shares of restricted stock previously awarded to him; and

•	the Company will pay for COBRA coverage for Dr. Burkett for six months following resignation.
     The Severance Agreement will also contain other customary provisions, including mutual non-disparagement and cooperation covenants and a limited release by the Company of claims it may have against Dr. Burkett. A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.
     Frank J. Bellizzi, D.M.D., who was appointed as the Company’s Executive Vice President and the President of its pharmaceutical division in May 2006, will expand his leadership responsibilities to include interim principal executive officer duties while the Board addresses the open position.
     Dr. Bellizzi, 41, has over 15 years of experience, within and beyond the Life Science industry, across operations, finance, strategic business development and investment banking. Most recently, Dr. Bellizzi was Managing Director of Indalo Ventures, a specialty advisory and investment firm he founded to incubate, launch and scale emerging, high growth businesses. Early in his career, Dr. Bellizzi founded the Urban Dental Education Project, an oral care education program serving the Philadelphia public school system.
     In several senior-level positions in private equity investing and consulting, Dr. Bellizzi focused on major Life Science sectors such as pharmaceuticals, medical devices and health systems. In 1993, as a member of the management consulting firm Booz, Allen & Hamilton’s Health Industries Practice, he facilitated a number of high-profile engagements, including the merger integration of two leading West Coast health systems and the acquisition strategy for a leading New York health system. In addition, from 1997 - 2000, as Chief Financial Officer and Chief Operating Officer of Streampipe, a rich media software company, he architected all aspects of the company’s growth and successful sale.
     Among other accomplishments, he has been a consultant to the American Hospital Association as well as Merck and Schering-Plough, an advisor to the Czech Republic’s Ministry of Health, and a special assistant in the United States Department of Health & Human Services.
     Dr. Bellizzi holds an MBA from The Wharton School, a Doctorate in Dental Medicine from The University of Pennsylvania, and a Bachelor of Science degree from Georgetown University.
     A copy of the press release announcing this change, including information concerning forward-looking statements and factors that may affect our future results, is filed as Exhibit 99.1 to this Current Report on Form 8-K and its contents are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims, dated June 13, 2007, by and between Zila, Inc. and Douglas D. Burkett

99.1	Press release, dated June 13, 2007, entitled “Zila CEO Departs — Company Continues To Focus On Oral Cancer Screening Business”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 14, 2007

Zila, Inc.
/s/ Gary V. Klinefelter
By: Gary V. Klinefelter
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Severance Agreement and Release of Claims, dated June 13, 2007, by and between Zila, Inc. and Douglas D. Burkett

99.1	Press release, dated June 13, 2007, entitled “Zila CEO Departs — Company Continues To Focus On Oral Cancer Screening Business”